SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2-A/2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EMO CAPITAL CORP.

(Name of small business issuer in its charter)

Nevada	5045	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

EMO CAPITAL CORP.	Janet Trost
115 He Xiang Road	6881-B West Charleston Blvd.
Bai He Village, Qing Pu	Las Vegas
Shanghai, China, 200000	Nevada, 89117
135-2150-3777
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ x ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share [1]	Offering Price	Fee [2]

Common Stock by the Selling Shareholder	2,000,000	$0.01	$20,000
Common Stock by Company	3,000,000	$0.01	$30,000
Total	5,000,000	$0.01	$50,000	$1.54

[1]     No exchange or over-the-counter market exists for Emo Capital Corp. common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

[2]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion

PROSPECTUS

Emo Capital Corp.

5,000,000 Shares of Common Stock

to be sold by the registrant as issuer and by current shareholder

This is the initial public offering of common stock of Emo Capital Corp. and no public market currently exists for these shares. Emo Capital Corp. is offering for sale up to 3,000,000 shares of our common stock on a "self-written", best efforts basis at a fixed price of $0.01 per share for a period of one hundred and eighty days from the date of this prospectus.

	Price to	Underwriting	Proceeds to
	the Public	Commissions	Revo Ventures Inc.

Per Share:	$0.01	$0.00	$0.01
Total Offering	$30,000	$0.00	$30,000

There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Emo Capital Corp. and no commissions will be paid for the sale of the 3,000,000 shares offered by Emo Capital Corp.

Concurrently with this offering , our selling shareholder is selling  2,000,000 shares at $0.01 per share. These shares have not been included in the column entitled "Total Offering" in the table above.

The sales price to the public is fixed price of $0.01/share for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.  Our sole officer and director, namely Mr. Juanming Fang, will be conducting his offering of shares at the fixed price of $0.01 /share for the duration of the offering and is an underwriter of the offering.

Our shares are of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is January 29, 2008.

SUMMARY OF OUR OFFERING

Our business

Emo Capital Corp. was incorporated in the state of Nevada on August 23, 2006. Emo intends to create and develop a new social networking website which will be an online utility that connects youths in the age groups between 12-18 who study, and work together. The website will be targeted to the Chinese speaking market and will initially be advertised to users in China, Taiwan, and Hong Kong. We expect that we will have a working, beta stage software by the end of February 2008. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization of the website, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $505. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors. Our sole officer and director, namely Juanming Fang, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and is an underwriter of the offering.

The offering

Following is a brief summary of this offering:

Securities being offered by the selling shareholder	2,000,000 shares of common stock
Securities being offered by the Company	3,000,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	$30,000
Number of shares outstanding before the offering	2,000,000
Number of shares outstanding after the offering if all of the shares are sold	5,000,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	October 31, 2007	July 31, 2007
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$347	$1,505
Total Liabilities	$3,507	$1,405
Stockholders Equity (Deficit)	$(3,160)	$100
	For the Three Months	From Inception
	Ended through	through
	October 31 31, 2007	July 31, 2007
	(Unaudited)	(Audited)
Income Statement
Revenue	$0	$0
Total Expenses	$3,260	$1,900
Net Loss	$(3,260)	$(1,900)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Emo Capital Corp.:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at August 20, 2007. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

  Because all of our assets and our officer and director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officer and director. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our director and officer is a national and/or resident of a country other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

  Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Juanming Fang, our sole executive officer will only be devoting limited time to our operations. Mr. Fang will be devoting approximately twenty five hours a week to our operations. Because Mr. Fang will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Fang. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

  Because all of our assets and our sole officer and director is located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or  our officer and director. All of our assets are located outside of the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officer or director, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada or Canada or other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China or other jurisdictions against us, our sole officer and director predicated upon the securities laws of the United States or any state thereof.
  If we are not able to effectively respond to competition, our business may fail. There are many small software developers that sell software products which are similar to our proposed business venture. Most of these competitors have established businesses with a established customer base. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products with a more customizable product. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
  We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.
  Because our articles of incorporation authorize the issuance of 75,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.
  Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.
  Because our sole officer, director and owner is offering for resale all of the common stock of the company outstanding prior to the offering, investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price. As the Company's founder, Mr. Fang subscribed to his shares at a price of $0.001 per share. Investors in this offering will pay a fixed price of $0.01 per share. Therefore, the investors in this offering will realize a significant dilution in the book value of their shares.

Risks associated with this offering:

Investment risks:
  Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.
   This offering is being conducted on a "self-writing" basis and all of the funds obtained may go solely towards offering expenses. No minimum amount is required to be sold in this offering. Our officer and director on a "self-writing" basis are selling this offering. This means no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses. Since we are not required to sell any minimum amount in this offering, we may be unable to obtain sufficient funds to become a viable company and may lose your entire investment.

USE OF PROCEEDS

	Table 1 - Sale of 100% of Issuer stock offered	Table 2 - Sale of 50% of Issuer stock offered
Gross Proceeds	$30,000	$15,000
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	3,000	3,000
Electronic Filing and Printing	400	400
Software Development	10,000	10,000
Working Capital (1)	15,100	100
Total Use of Proceeds	$30,000	$15,00

(1) The $15,100 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for software development.

	Table 3 - Sale of 25% of Issuer stock offered	Table 4 - Sale of 10% of Issuer stock offered
Gross Proceeds	$7,500	$3,000
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	3,000	3,000
Electronic Filing and Printing	400	400
Website Construction	0	0
Software Development	2,600	0
Working Capital (1)	0	0
Total Use of Proceeds	$7,500	$3,000

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 3,000,000 common shares being offered by us are purchased.

- In the event we only sell 300,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $1,900 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make

We have estimated that we will have approximately $15,100 additional working capital if all of the 3,000,000 common shares being offered by us are sold.  These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for software development. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

DETERMINATION OF OFFERING PRICE

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float" (i.e. the number of shares available to be traded). The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Emo Capital Corp. if they were all sold at a specific price at the same time.

DILUTION

Emo Capital Corp., prior to this offering has 2,000,000 shares of stock issued and outstanding. 2,000,000 of these shares are being registered for sale by our present shareholder in this prospectus.

The following table illustrates the difference between the price paid by the present shareholder and the price to be paid by subscribers to this offering.

	Average price paid	Average price paid subscription (50% subscription)	Percentage of Consideration (100% subscription)	Percentage of Shares held (50% subscription)	Percentage of Shares held (100% subscription)	Number of shares issued	Total Consideration
Present Shareholder	$0.001	34.78%	21.05%	84.21%	72.72%	2,000,000	$2,000
Investors in this Offering	$0.01	65.22%	78.95%	15.79%	27.27%	3,000,000	$30,000

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering:

	Before Offering	After 50% of Offering	After 100% of Offering
Net Tangible Book Value per Share:	0.001	0.00242	0.00345
Increase in Net Tangible Book Value for current investors	N/A	0.00142	0.00245
Dilution factor to new investors	N/A	0.00758	0.00655

The above table  indicates that the net tangible book value of the Company is currently $0.001. If half of the this offering were subscribed to, you would lose $0.00758 value of the $0.01 you paid per share. If all of the offering were completed you would still lose $0.00655 per share of the $0.01 you invested.

"Dilution" means the difference between our public offering price of $0.01 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

PLAN OF DISTRIBUTION

General

We will attempt to sell a maximum of 3,000,000 shares of our common stock to the public on a "self-written" basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $30,000 if all the shares offered are sold. Neither we nor our officer or director, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 3,000,000 of our common stock at a fixed price of $0.01 per share to be sold by our executive officer, Mr. Juanming Fang. Since this offering will conducted as a self-written offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be  able to readily dispose of any shares purchased in this offering.

Our executive officer shall conduct the offering. Although Mr. Fang is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act.

Mr. Fang will restrict his participation to the following activities:

    a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

    b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of response are limited to information contained in a registration statement filed under the Securities Act or other offering document;

    c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Fang are fully aware of the provisions of Rule 3a4-1 under the Exchange Act  and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Mr. Fang  conduct this offering in any way that violates Rule 3a4-1, both he and we could be subjected to enforcement proceedings, fines, and sanctions by the Securities and Exchange Commission and by  the regulatory authorities of any state or province in which our securities are offered.

Mr. Fang may purchase securities in this offering along the same terms and conditions as other public investors.

No broker or dealer is participating in this offering. If, for some reason, our director and shareholder was to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by  a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment  would also extend an offer of rescission to any investors who subscribed to  this offering before the broker or dealer was named. In addition to the foregoing requirements, we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period until ______, 2007 or 180 day from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

This prospectus is also part of the registration statement that enables the selling shareholder to sell their shares on a continuous or delayed basis in the future.

While the registration statement is effective, the selling shareholder may sell  their shares directly to the public at a a fixed price of $0.01 per share.

There is 1 selling shareholder. He may be deemed an underwriter. He may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share for the duration of the offering.

After the first anniversary of the issuance of the company's shares, they may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144.

(1) Holding Period

Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one year period holding period begins when the securities were brought and fully paid for. The holding period only applies to restricted securities.

(2) Adequate Current Information

There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has compiled with the periodic reporting requirements of the Securities Exchange Act of 1934.

(3) Trading Volume Formula

After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding share of the same class being sold, or if the class is listed on a stock exchange or quoted on NASDAQ, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

(4) Ordinary Brokerage Transactions

The sales must be handled in all respect as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

(5) Filing Notice with the SEC

At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three- month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

Please note that the rules for affiliates under Rule 144 differs substantially from the rule for non-affiliates.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholder may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholder, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder. We are bearing all costs relating to the registration of the common stock, estimated to be $5.88. The selling shareholder, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholder will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 2,000,000 shares of common stock outstanding as of July 31, 2007, 2,000,000 shares were owned by our officer and director and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

Overview

Emo Capital Corp. was incorporated in the state of Nevada on August 23, 2006. Emo intends to create and develop a new social networking website which will be an online utility that connects youths in the age groups between 12-18 who study, and work together. The website will be targeted to the Chinese speaking market and will initially be advertised to users in China, Taiwan, and Hong Kong. We expect that we will have a working, beta stage software by the end of February 2008. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards designing and writing software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization of the website, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $505. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors. Our sole officer and director, namely Juanming Fang, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and is an underwriter of the offering.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

 Emo intends to create and develop a new social networking website which will be an online utility that connects youths in the age groups between 12-18 who study, and work together. The website will be targeted to the Chinese speaking market and will initially be advertised to users in China, Taiwan, and Hong Kong.

The site will be free to users and will generate revenue from advertising including banner ads and sponsored groups. Users will be able to create profiles that often contain photos and lists of personal interests, exchange private or public messages, and join groups of friends. The viewing of detailed profile data is restricted to users from the same network or confirmed friends. Users will also have access to an instant messaging system, which will be available on each user's profile page that allows friends to post messages for the user to see. One user's wall is visible to anyone with the ability to see their full profile, and different users' wall posts show up in an individual's News Feed. Many users use their friend's walls for leaving short, temporal notes. More private discourse is saved for Messages, which are sent to a person's Inbox, and are visible only to the sender and recipient(s) of the Message, much like email. Users have the privilege of forming groups. Groups allow users of common interest to come together to a forum of discussion. Through a keyword search members can find online forums and share their thoughts. A group features its own wall, a discussion board, video, and its own image archive.

Initially, our website will support both the English and Chinese languages.

The initial market we plan to introduce our software to is the Chinese speaking market. The Company chose the Chinese market due to the president's familiarity with this market and also due to lower labor costs in software development. We plan to complete the beta phase of the user interface by February 2008.

Competition

The current market for social networking websites is well developed and populated with many different sites targeting different niche demographics. Some of these competitors, such as Myspace or Facebook, are well established brands with great brand recognition among existing Internet users.

Insurance

Currently, we have no insurance coverage.

Government Regulation

We are currently not subject to any government regulations.

Offices

The Company's headquarters and executive offices are located at 115 He Xiang Road, Bai He Village, Qing Pu District, Shanghai 200000. Our telephone number is 135-2150-3777.

Employees

We currently do not have any employees.

Subsidiaries

We do not have any subsidiaries

Bankruptcy, Receivership, or Similar Proceedings

There has been no bankruptcy, receivership, or similar proceedings

Patents and Trademarks

We do not have any patents or trademarks

Legal Proceedings

We are not a party to any material legal proceeding, nor is our officer, director or affiliate' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Caution about Forward-Looking Statements

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company for the fiscal period ended July 31, 2007. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation For the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to finish designing and creating our proposed website and to prepare for the commencement of business operations in Asia. The process may include, but not exclusively, activities such as:

        1) Completing the development of the beta phase of the website. We expect to finish this by the end of February 2008.

        2) Interviewing and hiring an additional software engineer to aid in the development and creation of our proposed website. We expect to have hired a software engineer by the end of November 2007.

        3) Engaging a search engine optimization consultant to promote the website for our Company in order to gain a critical mass of a user base. We expect to begin promotional activities starting December 2007.

        6) Approaching companies and sponsors who would be interested in advertising on our website. We expect to begin approaching advertisers by the end of Decemeber 2007.

We expect that we will be commencing operations and going live by the end of April of 2008. We expect that our business operations will become profitable by the end of January of 2009.

We estimate that our current working capital position of approximately $505 will not be sufficient to meet our short-term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus.

We do not have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of commercializing our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that we can obtain short-term loans from our director or shareholder, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding through a loan from our director to meet our initial capital requirement needs.

If we are unable to raise the required financing, we may be delayed in commencing our business plan or we may have to cease operations.

If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

Critical Accounting Policies and Estimates

Management's discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

MANAGEMENT

Officer and Director

Our director serves until his successor is elected and qualified. Our officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officer and director is set forth below:

Name	Age	Position Held

Juanming Fang	27	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officer and director

Juanming Fang has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on August 23, 2006. In 2001,  Mr. Fang graduated from Shanghai University  in Shanghai, China with a bachelor's degree in software engineering.  From 2001 to the present date, Mr. Fang has been self employed as a freelance web design contractor in Shanghai.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officer and director devotes time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officer and director during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Juanming Fang	2007	0	0	0	0	0	0	0
President. Treasurer,	2006	0	0	0	0	0	0	0
Secretary, and Director

[1]     All compensation received by the officer and director has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officer and director.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our director any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDER

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officer and key employee, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for each person is our address at 115 He Xiang Road, Bai He Village, Qing Pu District, Shanghai, 200000.

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Juanming Fang	2,000,000	President, Principal Executive Officer,	100.00%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and director as a
Group (1 person)	2,000,000		100.00%

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholder

The selling shareholder named in this prospectus are offering 2,000,000 shares of the 5,000,000 shares of common stock offered in through this prospectus. The shares include following:

1. 2,000,000 shares of our common stock that the selling shareholder acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed in August 2006.

The following table provides as of the date of this prospectus information regarding the beneficial ownership or our common stock held by the selling shareholder, including:

1. the number of shares owned by each prior to this offering

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares

None of our selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder	Shares owned prior to this Offering	Percentage of shares owned prior to offering	Total Number of Shares to be offered by the Selling Shareholder Account	Percent Owned upon Completion of this offering assuming all of the shares are sold in the offering
Juanming Fang	2,000,000	100%	2,000,000	0%

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The number in this this table  assume that none of the selling shareholder sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentage are based on 2,000,000 shares of common stock outstanding on the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our company currently has not engaged the services of a transfer agent.

CERTAIN TRANSACTIONS

We issued 2,000,000 shares of common stock to Juanming Fang ,our director, in August 2006, in consideration of $2,000.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to July 31, 2007, included in this prospectus have been audited by Kenne Ruan, 40 Hemlock Hollow Road, Woodbridge, CT, 06525..

LEGAL MATTERS

Certain legal matters with respect only to the validity and nonassessability under Nevada law of the Shares of Common Stock will be passed on for the Company by Roberstson & Williams, 3033 N.W.63rd Street, Suite 200, Oklahoma City, Oklahoma, 73116-3607.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis.

Our financial statements from inception to July 31, 2007 (audited) immediately follow:

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Emo Enterprise Corp.

(A  Development Stage Company)

We have audited the accompanying balance sheet of Emo Enterprise Corp. as of July 3, 2007 and the related statements of operations, changes in shareholders' equity and cash flows for the period from August 23, 2006 (inception) to July 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emo Capital Corp. as of July 31, 2007, and the results of its operation and its cash flows for the period from August 23, 2006 (inception) to July 31, 2007 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statemetns, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/: Kenne Ruan, CPA, P.C.
Woodbridge, Connecticut August 20, 2007 ____________

Emo Enterprise Corp.
(A Development Stage Company)
Balance Sheet

As of
July 31,
2007

ASSETS
Current Assets

Cash	505
Prepaid Expenses	1,000

Total Current Assets	1,505

TOTAL ASSETS	1,505

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities Accounts Payable and Other Liabilities	1,405

Total Current Liabilities	1,405

TOTAL LIABILITIES	1,405

Stockholders' Equity (Deficit)
Common stock ($.0001 par value, 75,000,000
shares authorized; 2,000,000 shares issued and
outstanding as of July 31, 2007)	2,000
Deficit accumulated during development stage	(1,900)
..
Total Stockholders' Equity (Deficit)	100

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY (DEFICIT)	$1,505

The accompanying notes are an integral part of the financial statements.

Emo Enterprise Corp. (A Development Stage Company)
Statements of Operations

August 23, 2006
(Inception)
through
July 31,
2007

Revenues

Revenues	$--

Total Revenues

General & Administrative Expenses
Management Fees	350
Filing Fee	50
Professional Fees	1,500

Total General & Administrative Expenses	1,900

Net Loss	$(1,900)

Basic loss per share	$(0.02)

Weighted average number of
common shares outstanding	100,000

The accompanying notes are an integral part of the financial statements.

Emo Enterprise Corp.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)
From August 23, 2006 (inception) through July 31, 2007

				Deficit
				Accumulated
	Common	Common	Additional	During	Total
	Stock	Stock	Paid-in	Development
		Amount	Capital	Stage

Common stock issued for cash - at $0.001 per share, July 15, 2007	2,000,000	$2,000	$--	$--	$2,000

Net loss, for the period from August 23, 2006 to July 31, 2007				(1,900)	(1,900)

Balance July 31, 2007	2,000,000	$2,000	$--	$(1,900)	$100

The accompanying notes are an integral part of the financial statements.

Emo Enterprise Corp.
(A Development Stage Company)
Statement of Cash flows

August 23, 2006
(inception)
through
July 31,
2007

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(1,900)
(Increase) in prepaid expenses	(1,000)
Increase in accounts payable	1,405
Net cash provided by (used in) operating activities	(1,495)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	--

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received for shares issued	2,000

Net cash provided by (used in) financing activities	2,000

Net increase (decrease) in cash	505

Cash at beginning of year	--

Cash at end of year	$505

NONCASH INVESTING AND FINANCING ACTIVITIES:
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
INFORMATION:
Interest paid	$--
Income taxes paid	$--

The accompanying notes are an integral part of the financial statements.

Emo Enterprise Corp.

 (A Development Stage Company)

Notes to Financial Statements

For the Period From August 23, 2006 (inception) to July 31, 2007

1.         Nature and Continuance of Operations

The Company is a development stage company which was incorporated in the State of Nevada, United States of America on August 23, 2006. The Company intends to commence operations a e-commerce website which acts as medium with which to facilitate communication between Internet users.

These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $1,900 since inception and has not yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholder. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The company's year-end is July 31, 2007.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at July 31, 2007, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes".  Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average     number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at July 31, 2007, diluted net loss per share is equivalent to basic net loss per share.

Stock Based Compensation

The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.   Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended July 31, 2007.   Comprehensive Income   The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of "other comprehensive income" during the period ended July 31, 2007.

Advertising Expenses

The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended July 31, 2007.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

3.             CAPTIAL STOCK

 On July 15, 2007, the Company issued 2,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $2,000.

 4.             RELATED PARTY TRANSACTIONS

 The Company's sole officer has loaned the company $5, without interest and fixed term of repayment.

Emo Capital Corp.

(A Development Stage Company)

Balance Sheets

(Unaudited - Prepared by Management)

As of

As of

October 31,

July 31,

2007

2007

ASSETS

Current Assets

               Cash

347

505

Prepaid Expenses

-

1,000

         Total Current
Assets

347

1,505

TOTAL ASSETS

347

1,505

        LIABILITIES & STOCKHOLDERS' EQUITY
(DEFICIT)

         Current
        Liabilities

Accounts Payable and Other Liabilities

502

1,405

Loans from Related Party (See Note 4)

3,005
-

         Total Current
Liabilities

3,507

1,405

TOTAL LIABILITIES

3,507

1,405

         Stockholders'
Equity (Deficit)

             Common stock ($.0001 par value,
75,000,000

              shares authorized; 2,000,000 shares
issued and

               outstanding as
of October 31, 2007)

2,000

2,000

              Deficit
accumulated during development stage

(5,160)

(1,900)

..

..

         Total
Stockholders' Equity (Deficit)

(3,160)

100

         TOTAL LIABILITIES
&

STOCKHOLDERS' EQUITY (DEFICIT)

$

347

1,505

The accompanying
  notes are an integral part of the financial statements.

EMO CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

(Unaudited - Prepared by Management)

August 23, 2006

August 23, 2006

(Inception)

(Inception)

For the Three
For the Three

through

through

Month Ended
Month Ended
July 31,

October 31,

October 31, 2007
October 31, 2006

2007

2007

Revenues

Revenues

$

--

--

--

--

Total Revenues

         General &
Administrative Expenses

Management Fees

-
-
350

350

Bank Service Charges

108
-
-
108

Filing Fee

-
-
50

50

Professional Fees

3,152
-

1,500

5,160

         Total General &
Administrative Expenses

3,260
-
1,900

5,160

Net Loss

$
(3,260)
-
(1,900)

(5,160)

Net loss per share

$
(0.00)
-
(0.02)

- Basic and diluted

         Weighted average
number of

           common shares
outstanding

2,000,000
-
100,000

- Basic and diluted

The accompanying
  notes are an integral part of the financial statements.

Emo Capital Corp.

(A Development Stage Company)

        Statements of Changes in Stockholders'
Equity (Deficit)

        From August 23, 2006  (inception) through
October 31, 2007

Deficit

Accumulated

Common

Common

Additional

During

Total

Stock

Stock

Paid-in

Development

Amount

Capital

Stage

         Common stock issued
        for cash
         - at $0.001 per
share, July 15, 2007

2,000,000

$

2,000

$

--

$

--

$

2,000

         Net loss,  for the
period from August 23, 2006 to July 31, 2007

(1,900)

(1,900)

         Balance July 31,
2007

2,000,000

$

2,000

$

--

$

(1,900)

$

100

Net loss, for the three months ended October 31, 2007

(3,260)

(3,260)

         Balance October 31,
2007

2,000,000

$

2,000

$

--

$

(5,160)

$

(3,160)

The accompanying
  notes are an integral part of the financial statements.

EMO CAPITAL CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW

(Unaudited - Prepared by Management)

August 23, 2006

August 23, 2006

(Inception)

(Inception)

For the Three
For the Three

through

through

Month Ended
Month Ended
July 31,

October 31,

October 31, 2007
October 31, 2006

2007

2007

         CASH FLOWS FROM
OPERATING ACTIVITIES

             Net income (loss)

$

(3,260)

-

(1,900)

(5,160)

(Increase) in prepaid expenses

1,000

-

(1,000)

-

Increase in accounts payable

(903)

-

1400

502

          Net cash
provided by (used in) operating activities

(3,163)

-

(1,500)

(4,658)

         CASH FLOWS FROM
INVESTING ACTIVITIES

          Net cash
provided by (used in) investing activities

         CASH FLOWS FROM
FINANCING ACTIVITIES

Loan from Related Party

3,000
-
5
3,005

              Cash received
for shares issued

-
-

2,000

2,000

           Net cash
provided by (used in) financing activities

3,000
-

        2,000

        2,000

           Net increase
(decrease) in cash

(163)
-

        505

        505

           Cash at
beginning of year

505
-
505

--

          Cash at end of
year

$
342
-
505
505

         NONCASH INVESTING
AND FINANCING ACTIVITIES:

         SUPPLEMENTAL
DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid

$
-
-
-
-

Income taxes paid

$
-
-
-
-

The accompanying
  notes are an integral part of the financial statements.

Emo Capital Corp.

 (A Development Stage Company)

Notes to Financial Statements

For the Three Months Ended October 31, 2007

(Unaudited - Prepared By Management)

1.         Nature and
Continuance of Operations

The Company is a
development stage company which was incorporated in the State of Nevada, United
States of America on August 23, 2006. The Company intends to commence operations a e-commerce website which acts as medium with which to facilitate communication between Internet users.

These financial
statements have been prepared on a going concern basis. The Company has accumulated a deficit of $5,160 since inception and has not yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.
Management plans to continue to provide for its working capital needs by seeking loans from its shareholder. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The company's year-end is July 31, 2007.

2.             SUMMARY OF
SIGNIFICANT ACCOUNTING POLICIES

The financial
statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid
instruments with a maturity of three months or less when purchased. As at October
31, 2007, there were no cash equivalents.

Development Stage Company

The Company complies with Statement of Financial
Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission
Exchange Act 7 for its characterization of the Company as development stage.

 Impairment of Long Lived
Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

Foreign Currency Translation

The Company is located and operating outside
of the United States of America. It maintains its accounting records in U.S.
Dollars, as follows:

At the transaction date, each asset, liability,
revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The
Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes".  Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average     number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at
October 31, 2007, diluted net loss per share is equivalent to basic net loss per share.
Stock Based Compensation
The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.   Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is

more reliably measurable.   SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended October 31, 2007.
Comprehensive Income
The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.
The Company has no elements of "other comprehensive income" during the period ended October 31, 2007.

Advertising Expenses

The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended October 31, 2007.

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

3.             CAPTIAL STOCK

 On July 15, 2007, the Company issued 2,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $2,000.

 4.             RELATED PARTY TRANSACTIONS

 The Company's sole officer has loaned the company $3,005, without interest and fixed term of repayment.

PART II.   INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTOR AND OFFICER

Our officer and director is indemnified as to personal liability as provided by the Nevada Revised Statutes
("NRS") and our bylaws. Section 78,7502 of the NRS provides that a corporation may eliminate personal liability of an officer or director to the corporation or its stockholders for breach of fiduciary duty as an officer or director provided that such indemnification is limited if such party acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation.

Our articles of incorporation and
bylaws allow us to indemnify our officer and director up to the fullest extent permitted by Nevada law, but such indemnification is not automatic. Our bylaws provide that indemnification may not be made to or on behalf of a director or officer if a final adjudication by a court establishes that the director or officer's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and was material to the cause of action.

Unless limited by our articles of
incorporation (which is not the case with our articles of incorporation) a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defence of any proceeding to which the director was a party because of being a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee

$

10.00

Printing Expenses

$

400.00

Accounting/administrative Fees and Expenses

$

3,000.00

Legal Fees/ Expenses

$

1,500.00

Transfer Agent Fees

$

1,000.00

TOTAL

$

5,910.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

Since inception, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

a)

In July 2007, we issued 2,000,000 shares of common stock to Juanming Fang; in consideration of $0.001 per share or a total of $2,000.

We issued the foregoing 2,000,000 shares of common stock as restricted securities pursuant to Reg. S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons.

* All of the above offerings and sales
of securities have not been registered under the Securities Act of 1933, and have been issued in reliance upon an exemption from registration requirements of the Securities Act of 1933 provided by Regulation S promulgated under the
Securities Act. Our issuance complies with the requirements of a Regulation S offering. All of the above investors are normally resident outside of the United
States; the transaction took place outside the U.S.; no directed selling efforts were made in the U.S. by Emo Capital Corp., any distributor, any affiliate or any person acting on behalf of the foregoing; the securities were offered and sold in a foreign directed offering to residents thereof.

No advertising or general solicitation
was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were friends or associates of the executive officer of Emo Capital Corp. in accordance with the requirements of the
Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27.     EXHIBITS.

 The following exhibits are filed with this Form SB-2 registration statement:

Exhibit No.

Document Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Opinion of Roberston & Williams

10.1

Software Design Agreement

23.1

Consent of Kenne Ruan, CPA.

23.2

Consent of Roberston & Williams

ITEM 28.     UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the director, officer and controlling person of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on this January 31, 2008.

Emo Capital Corp.

BY:

/s/ Juanming Fang

Juanming Fang, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints
Juanming Fang, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ Juanming Fang

President, Principal Executive Officer,

January 31, 2008

Juanming Fang

Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director